UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

FELCOR LODGING TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-14236 (Commission File Number)	75-2541756 (IRS Employer Identification No.)

545 E. John Carpenter Freeway Suite 1300 Irving, Texas (Address of principal executive offices)	75062 (Zip Code)

Registrant’s telephone number, including area code: (972) 444-4900

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.
SIGNATURES
INDEX TO EXHIBITS
Press Release
Supplemental Information

Item 12. Results of Operations and Financial Condition.

     On July 28, 2004, FelCor Lodging Trust Incorporated issued a press release announcing its results of operations for the three and six months ended June 30, 2004, and published its Supplemental Information for the three and six months ended June 30, 2004, which provides additional corporate data, financial highlights and portfolio statistical data. Copies of the press release and the Supplemental Information are furnished herewith as Exhibits 99.1 and 99.2, respectively. Copies of the foregoing are also available on FelCor’s website at www.felcor.com, on its Investor Relations page in the “Financial Reports” section.

     The information provided in response to this Item 12, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Securities and Exchange Commission, nor incorporated by reference into any registration statement filed by FelCor Lodging Trust Incorporated under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Exhibit Index

Exhibit	Description
99.1—	Press release issued by FelCor Lodging Trust Incorporated on July 28, 2004, announcing its results of operations for the three and six months ended June 30, 2004.

99.2—	Supplemental Information for the three and six months ended June 30, 2004, published by FelCor Lodging Trust Incorporated on July 28, 2004, providing additional corporate data, financial highlights and portfolio statistical data.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED
Date: July 28, 2004	By:	/s/ Lester C. Johnson
		Name:	Lester C. Johnson
		Title:	Senior Vice President and Controller

INDEX TO EXHIBITS

No.	Description
99.1	Press release issued by FelCor Lodging Trust Incorporated on July 28, 2004, announcing its results of operations for the three and six months ended June 30, 2004.

99.2	Supplemental Information for the three and six months ended June 30, 2004, published by FelCor Lodging Trust Incorporated on July 28, 2004, providing additional corporate data, financial highlights and portfolio statistical data.